ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                          CATALYST COMMUNICATIONS, INC.

Articles I and IV of the Articles of Incorporation of Catalyst Communications, Inc., a Utah Corporation (the "Corporation"), is hereby further amended and restated in its entirety to read as follows:

                                    ARTICLE I

The name of this Corporation is DNAPrint genomics, Inc., formerly known as Catalyst Communications, Inc., and prior to December 26, 1996 known as Homestyle Harmony, Inc., and prior to 1996 known as Aire Wrap Systems International, Inc., and originally incorporated as Lexington Energy, Inc.

                                   ARTICLE IV

AUTHORIZED SHARES. The Company shall have two (2) classes of shares, that being common stock and preferred stock. The Company shall have the authority to issue five hundred million (500,000,000) shares of common stock with a par value of one cent ($0.01) per share. The Company shall have the authority to issue ten million (10,000,000) shares of preferred stock with a par value of one cent ($0.01) per share. All stock will be fully paid and nonassessable, and the stock of this Corporation shall not be liable for further call or assessment. The authorized shares shall be issued at the discretion of the Directors.

The foregoing amendment (the "Amendment") was adopted and approved by the written consent, dated and effective July 17, 2000, of the holders of more than a majority of the Corporation's 192,360,986 shares of $0.01 (one tenth) par value voting common stock then outstanding in accordance with the provisions of
Section 16-10a-704 of the Utah Revised Business Corporation Act. The holders of the 192,360,986 shares of $0.01 (one tenth) par value voting common stock were the only voting group entitled to vote on the Amendment, and each of these shares was entitled to one vote. The total number of undisputed votes cast for the Amendment by this voting group was 100,667,772, and the number of votes cast for the Amendment by such voting group was sufficient for approval by that voting group.

IN WITNESS WHEREOF, these Articles of Amendment are executed on July 17, 2000.

CATALYST COMMUNICATIONS, INC.

By:      /s/Carl L. Smith
         Carl L. Smith

         Chairman and Chief Executive Officer